Exhibit 4.3

THIS TWELFTH SUPPLEMENTAL INDENTURE (“Twelfth Supplemental Indenture”) is dated as of December 10, 2024, among Johnson Controls International plc, a public company limited by shares, incorporated under the laws of Ireland (the “Company”), Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (the “Co-Issuer” and, together with the Company, the “Issuers”), and U.S. Bank Trust Company, National Association, a national banking association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of December 28, 2016 (the “Base Indenture”) and a Ninth Supplemental Indenture, dated as of September 14, 2022 (the “Ninth Supplemental Indenture” and together with the Base Indenture and this Twelfth Supplemental Indenture, the “Indenture”), whereby the Company issued and established the terms of $400,000,000 aggregate principal amount of 4.900% Senior Notes due 2032 (the “Initial Notes”).

B. Under Section 2.01(b) of the Base Indenture, the Company may, without the consent of the then existing Holders of Initial Notes, “re-open” any series of Securities and issue additional Securities of such series with the same terms as the Securities of such series, except for the issue price, issue date and initial interest payment date.

C. The Company and the Co-Issuer desire to execute and deliver this Twelfth Supplemental Indenture to co-issue an additional $250,000,000 aggregate principal amount of their 4.900% Senior Notes due 2032 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) pursuant to Sections 2.01(b) and 9.01(j) of the Base Indenture. The Additional Notes offered hereby will form a single series with the Initial Notes.

D. Pursuant to resolutions of the Board of Directors of the Company and the board of managers of Tyco Fire & Security Finance S.à r.l., the general partner and manager of the Co-Issuer, the Company and the Co-Issuer have each authorized the issuance of the Additional Notes.

E. The entry into this Twelfth Supplemental Indenture by the parties hereto is in all respects authorized by Sections 2.01(b) and 9.01(j) of the Base Indenture.

F. All things necessary to make this Twelfth Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuers and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Additional Notes as follows:

ARTICLE I.

Section 1.01 Definitions of Terms.

Capitalized terms used but not defined in this Twelfth Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture as supplemented by the Ninth Supplemental Indenture, as applicable. All references in the Ninth Supplemental Indenture to “Offered Securities” shall be deemed to include the Additional Notes issued pursuant to this Twelfth Supplemental Indenture.

Section 1.02 Terms of Additional Notes.

The Additional Notes shall have the same terms as the Initial Notes as set forth in the Base Indenture as supplemented by the Ninth Supplemental Indenture, except as modified by the following:

(a)	The aggregate principal amount of Additional Notes, which shall be authenticated by the Trustee and delivered under the Indenture is $250,000,000;

(b)	Interest on the Additional Notes will accrue from December 1, 2024. The Interest Payment Dates for the Additional Notes shall be the same as the Initial Notes, beginning on June 1, 2025;

(c)	The Additional Notes shall be issued substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference; and

(d)	The Initial Notes and the Additional Notes shall be treated as a single class and will form a single series with the “4.900% Senior Notes due 2032” for all purposes under the Indenture.

ARTICLE II.

MISCELLANEOUS

Section 2.01 Confirmation of Indenture. The Base Indenture, as supplemented, amended and superseded by the Ninth Supplemental Indenture, and as further supplemented, amended and superseded by this Twelfth Supplemental Indenture, as applicable, is in all respects ratified and confirmed, and the Base Indenture, the Ninth Supplemental Indenture, this Twelfth Supplemental Indenture and all indentures supplemental thereto in respect of the Notes shall be read, taken and construed as one and the same instrument.

Section 2.02 Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Additional Notes, except the certificate of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture or of the Additional Notes. The Trustee shall not be accountable for the use or application by the Company of the Additional Notes or the proceeds thereof. The Co-Issuer hereby affirms, and the Company hereby reaffirms, their respective obligations under the Base Indenture to indemnify and hold harmless the Trustee as required under Article 7 of the Base Indenture, including under Section 7.06 of the Base Indenture. This indemnity shall survive the final payment in full of the Additional Notes and the resignation or removal of the Trustee solely to the extent expressly provided in Article 7 of the Base Indenture.

Section 2.03 Governing Law. This Twelfth Supplemental Indenture and the Additional Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

Section 2.04 Separability. In case any provision in this Twelfth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05 Counterparts. This Twelfth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 2.06 No Benefit. Nothing in this Twelfth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Additional Notes, any benefit or legal or equitable rights, remedy or claim under this Twelfth Supplemental Indenture, the Base Indenture or the Ninth Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed all as of the day and year first above written.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Pieter Lens
Name:	Pieter Lens
Title:	Vice President and Treasurer

TYCO FIRE & SECURITY FINANCE S.C.A

By:	/s/ Richard J. Dancy
Name:	Richard J. Dancy
Title:	Manager

[Signature Page to Twelfth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Yvonne Siira
Name:	Yvonne Siira
Title:	Vice President

[Signature Page to Twelfth Supplemental Indenture]

EXHIBIT A

FORM OF 4.900% SENIOR NOTES DUE 2032

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN) GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

4.900% SENIOR NOTES DUE 2032

No. [ ]	$[ ]
ISIN No. US47837RAE09
CUSIP. 47837R AE0

JOHNSON CONTROLS INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

promises to pay to [CEDE & CO.] [ ] or registered assigns, the principal sum of [ ] Dollars, or such other sum as is set forth in the Schedule of Increases or Decreases of the Global Security attached hereto, on December 1, 2032.

Interest Payment Dates: June 1 and December 1 of each year

Regular Record Dates: May 15 and November 15 of each year

Each Holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless the Certificate of Authentication hereon shall have been duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: December 10, 2024

JOHNSON CONTROLS INTERNATIONAL PLC

Name:
Title:

Name:
Title:

TYCO FIRE & SECURITY FINANCE S.C.A.

By: TYCO FIRE & SECURITY S.À R.L. its General Partner and manager

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

JOHNSON CONTROLS INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

4.900% Senior Notes due 2032

This security is one of a duly authorized series of debt securities of Johnson Controls International plc, a public company limited by shares, incorporated under the laws of Ireland (the “Company”), and Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (the “Co-Issuer” and, together with the Company, the “Issuers”), issued or to be issued in one or more series under and pursuant to an Indenture, dated as of December 28, 2016 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of September 14, 2022 (the “Ninth Supplemental Indenture”) and as further supplemented by the Twelfth Supplemental Indenture, dated as of December 10, 2024 (the “Twelfth Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), by and among the Company, the Co-Issuer and the Trustee. By the terms of the Base Indenture, the Securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Issuers and the Holders of the Notes (the “Noteholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture, the Ninth Supplemental Indenture or the Twelfth Supplemental Indenture, as applicable.

1. Interest. The Issuers promise to pay interest on the principal amount of this Note at an annual rate of 4.900%. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year (each such day, an “Interest Payment Date”), starting on June 1, 2025. If any Interest Payment Date, redemption date or maturity date of this Note is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day. Interest on the Notes will accrue from December 1, 2024. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Issuers will pay the interest installment on this Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes to the Person in whose name this Note (or one or more Predecessor Securities hereto) is registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that this Note or a portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Note will be paid upon presentation and surrender of this Note as provided in the Indenture. The principal of and the interest on this Note shall be payable in Dollars at the office or agency of the Issuers maintained for that purpose in accordance with the Indenture.

3. Paying Agent, Transfer Agent and Security Registrar. Initially, the Trustee will act as paying agent, transfer agent and Security Registrar. The Issuers may change or appoint any paying agent, Security Registrar or transfer agent without prior notice to any Noteholder. The Issuers or any of their subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of any Notes.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect from time to time. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Issuers and constitute the same class and same series as the “4.900% Senior Notes due 2032” previously issued on September 14, 2022.

The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture, the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture. Requests may be made to: Johnson Controls International plc, One Albert Quay, Cork, Ireland T12 X8N6.

5. Optional Redemption. The Notes will be subject to redemption in accordance with the terms of Sections 1.02(8) and 1.02(27) of the Ninth Supplemental Indenture and Article III of the Base Indenture. If the giving of notice of redemption shall have been completed as provided in the Indenture, interest on such Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless the Issuers default in the payment of the applicable redemption price and accrued interest (if any) with respect to any such Note or portion thereof. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Issuers have exercised their right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Notes will have the right to require the Issuers to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer in accordance with Section 1.02(17) of the Ninth Supplemental Indenture.

7. Denominations, Transfer, Exchange. The Notes are in registered form without interest coupons in the minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Subject to and in accordance with Section 2.05 of the Base Indenture, the Notes may be presented for exchange or for registration of transfer at the office of the Security Registrar or at the office of any transfer agent designated by the Issuers for such purpose.

8. Persons Deemed Owners. Prior to the due presentment for the registration of a transfer of any Note, the Issuers, the Trustee, any applicable paying agent, any transfer agent and any Security Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Issuers nor the Trustee nor any applicable paying agent, transfer agent or Security Registrar shall be affected by any notice to the contrary.

9. [Reserved].

10. [Reserved].

11. Defaults and Remedies. If an Event of Default shall have occurred and be continuing in respect of the Notes, in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Issuers, and to the Trustee if given by such Noteholders, may declare the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in the Indenture or in the Notes to the contrary.

12. Trustee, Paying Agent, Transfer Agent and Security Registrar May Hold Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Authenticating Agent, paying agent, transfer agent or Security Registrar may do the same with like rights and duties. The Trustee must also comply with Section 7.08 of the Base Indenture.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Note, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer, manager or director, past, present or future as such, of the Issuers or of any predecessor or successor Person, either directly or through the Issuers or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture, the Notes and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, managers or directors as such, of the Issuers or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, manager or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication attached to the other side of this Note.

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on this Note. No representation is made as to the correctness of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17. Additional Amounts. The Issuers are obligated to pay Additional Amounts on this Note to the extent provided in Section 1.02(27) of the Ninth Supplemental Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Indenture and this Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ______________________
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES OF THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $[ ]. The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Registrar or Trustee